UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2026

PureCycle Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40234	86-2293091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 North Orange Avenue, Suite 106
Orlando, Florida		32801
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 877 648-3565

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCT	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.001 par value per share, at an exercise price of $11.50 per share	PCTTW	The Nasdaq Stock Market LLC
Units, each consisting of one share of common stock, $0.001 par value per share, and three quarters of one warrant	PCTTU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to PCT Public and Private Warrants

On March 26, 2026, PureCycle Technologies, Inc. (the “Company”) filed a definitive consent solicitation statement on Schedule 14A with the Securities and Exchange Commission to obtain the written consent (the “Consent”) of the holders of a majority of the Company’s outstanding public and private warrants (the “PCT Warrants”) to approve an amendment (the “Amendment”) to that certain Warrant Agreement (the “Original Warrant Agreement”), dated as of May 4, 2020, by and between Roth CH Acquisition I Co. (now known as PureCycle Technologies Holding Corp., a wholly owned direct subsidiary of the Company) and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), as supplemented by the Supplemental Warrant Agreement (the “First Supplemental Warrant Agreement” and, together with the Original Warrant Agreement, the “Warrant Agreement”), dated as of February 25, 2026, by and between the Company and the Warrant Agent, which Warrant Agreement governs all of the PCT Warrants.

Under the Warrant Agreement, the PCT Warrants will expire at 5:00 p.m., New York City time, on the earlier of (a) June 17, 2026, or (b) the date fixed for the redemption of the PCT Warrants (the “PCT Warrant Expiration Date”). Additionally, the Warrant Agreement provides for the redemption of the PCT Warrants, other than the private PCT Warrants held by initial purchasers and affiliates or their permitted transferees, at the Company’s option any time prior to their expiration at the price of $0.01 per PCT Warrant, provided that the last sales price of the shares of Common Stock has been equal to or greater than $18.00 per share (subject to adjustment for splits, dividends, recapitalizations and other similar events) (the “Redemption Trigger Price”) for any 20 trading days within a 30 trading day period.

The Amendment reduces the Redemption Trigger Price from $18.00 per share to $14.38 per share, subject to other terms and conditions contained in the Warrant Agreement.

The holders of the PCT Warrants were required to provide their written consent by 5:00 p.m. Eastern Time on April 16, 2026 (the “Consent Deadline”) to approve the Amendment and, as of the Consent Deadline, the Company received the Consent necessary to approve the Amendment. The results of the consent solicitation were as follows:

CONSENT (“FOR”)	OBJECT (“AGAINST”)	ABSTAIN
3,997,627	7,433	144,402

On April 16, 2026, pursuant to the terms of the Warrant Agreement and upon the approval of the Amendment, the Company entered into the Second Supplemental Warrant Agreement, by and between the Company and the Warrant Agent, to the Warrant Agreement in order to (i) reduce the Redemption Trigger Price from $18.00 to $14.38, and (ii) extend the expiration date of the PCT Warrants to 5:00 p.m., New York City time, on the earlier to occur of (a) March 17, 2027, or (b) the date fixed for the redemption of the PCT Warrants. Such amendments will be effective as of June 17, 2026.

The foregoing description of the Second Supplemental Warrant Agreement is qualified in its entirety by reference to such agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.03 Material Modifications to Rights of Security Holders.

Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.07.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Set forth below is a list of Exhibits included as part of this Current Report.

Exhibit Number	Description of Exhibit
4.1	Second Supplemental Warrant Agreement, dated as of April 16, 2026, by and between the Company and Continental Stock Transfer & Trust Company.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PureCycle Technologies, Inc.

Date:	April 17, 2026	By:	/s/ Brad Kalter
Brad Kalter General Counsel, Chief Compliance Officer and Corporate Secretary